Exhibit 10.8

FINJAN HOLDINGS, INC.

OPTION AGREEMENT

Made as of the    day of        , 201

BETWEEN:	Finjan Holdings, Inc.

A company incorporated under the laws of the State of Delaware, USA

(hereinafter the “Company”)

on the one part

AND:	Name:

I.D. No:

Address:

(hereinafter the “Optionee”)

on the other part

1.	Preamble and Definitions

1.1.	The preamble to this agreement constitutes an integral part hereof.

1.2.	Unless otherwise defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Finjan Holdings, Inc. 2013 Global Share Option Plan (the “GSOP”).

2.	Grant of Options

2.1.	The Company hereby grants to the Optionee the number of Options as set forth in Exhibit A attached hereto, each Option shall be exercisable into one Share (subject to the adjustments set forth in the GSOP), upon payment of the Purchase Price as set forth in Exhibit A, subject to the terms and the conditions as set forth in the GSOP and as provided herein.

2.2.	This Option is intended to be a Nonstatutory Stock Option, as specified in Exhibit A.

2.3.	Notwithstanding anything to the foregoing, the Purchase Price shall not be less than 100% of the Fair Market Value of the underlying Shares on the date of grant or such other amount as may be required pursuant to the Code.

2.4.	The Optionee is aware that the Company intends in the future to issue additional shares and to grant additional options to various entities and individuals, as the Company in its sole discretion shall determine.

3.	Period of Option and Conditions of Exercise

3.1.	The terms of this Option Agreement shall commence on the Date of Grant and terminate at the Expiration Date, or at the time at which the Option expires or otherwise terminates pursuant to the terms of the GSOP or pursuant to this Option Agreement.

3.2.	Options may be exercised only to purchase whole Shares, and in no case may a fraction of a Share be purchased. If any fractional Share would be deliverable upon exercise, such fraction shall be rounded up one-half or less, or otherwise rounded down, to the nearest whole number.

4.	Reserved

5.	Vesting; Period of Exercise

5.1.	Subject to the provisions of the GSOP, Options shall vest and become exercisable according to the Vesting Dates set forth in Exhibit A attached hereto, provided that the Optionee is an Employee of or providing services to the Company and/or its Affiliates on the applicable Vesting Date, and subject to the provisions of Section 2.12.2 of the GSOP.

5.2.	All unexercised Options granted to the Optionee shall terminate and shall no longer be exercisable on the Expiration Date, as described in Section 10.2 of the GSOP.

6.	Exercise of Options

6.1.	Options may be exercised in accordance with the provisions of Section 10.1 of the GSOP.

6.2.	In order for the Company to issue Shares upon the exercise of any of the Options, the Optionee hereby agrees to sign any and all documents required by any applicable law and/or by the Company’s Certificate of Incorporation. The Optionee further agrees that in the event that the Company and its counsel deem it necessary or advisable, in their sole discretion, the issuance of Shares may be conditioned upon certain representations, warranties, and acknowledgments by the Optionee.

6.3.	The Company shall not be obligated to issue any Shares upon the exercise of an Option if such issuance, in the opinion of the Company, might constitute a violation by the Company of any provision of law.

6.4.	Optionee’s Representations. In the event that the underlying Shares have not been registered under the Securities Act of 1933, as amended, at the time this Option is exercised, the Optionee shall, if required by the Company, concurrently with the exercise of all or any portion of this Option, deliver to the Company his or her Investment Representation Statement in the form attached hereto as Exhibit B.

7.	Restrictions on Transfer of Options and Shares and Additional Provisions

7.1.	The transfer of Options and the transfer of Shares to be issued upon exercise of the Options shall be subject to the limitations set forth in the GSOP, this Agreement, and in the Company’s Certificate of Incorporation (including without limitation, any rights of first refusal as may be specified therein), or in any applicable law including securities law of any jurisdiction.

7.2.	The Optionee acknowledges that in the event Company’s shares shall be registered for trading in any public market, the Optionee’s right to sell Shares may be subject to limitations (including a lock-up period), as will be required by the Company or its underwriters, and the Optionee unconditionally agrees and accepts any such limitations. The Optionee acknowledges that in order to enforce the above restriction, the Company may impose stop-transfer instructions with respect to the exercised Shares.

7.3.	The Optionee shall not dispose of any Shares in transactions which violate, in the opinion of the Company, any applicable laws, rules and regulations.

7.4.	The Optionee agrees that the Company shall have the authority to endorse upon the certificate or certificates representing the Shares such legends referring to the foregoing restrictions, and any other applicable restrictions as it may deem appropriate (which do not violate the Optionee’s rights according to this Option Agreement).

8.	Taxes; Indemnification

8.1.	The Optionee agrees that the Company does not have a duty to design or administer the GSOP or its other compensation programs in a manner that minimizes the Optionee’s tax liabilities. Any tax consequences arising from the grant or exercise of any Option, from the payment for Shares covered thereby or from any other event or act (of the Company and/or its Affiliates, the Trustee or the Optionee), hereunder, shall be borne solely by the Optionee. The Company and/or its Affiliates and/or the Trustee shall withhold taxes according to the requirements under the applicable laws, rules, and regulations, including withholding taxes at source. In the event that the Company and/or its Affiliates determine that it is required to withhold any tax as a result of the exercise of this Option, the Optionee, as a condition to the exercise of this Option, shall make arrangements satisfactory to the Company and/or its Affiliates to enable it to satisfy all withholding requirements. The Optionee shall also make arrangements satisfactory to the Company and/or its Affiliates to enable it to satisfy any withholding requirements that may arise in connection with the disposition of Shares purchased by exercising this Option. Furthermore, the Optionee hereby agrees to indemnify the Company and/or its Affiliates and/or the Trustee and hold them harmless against and from any and all liability for any such tax or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax from any payment made to the Optionee.

8.2.	The Optionee will not be entitled to receive from the Company and/or the Trustee any Shares allocated or issued upon the exercise of Options prior to the full payments of the Optionee’s tax liabilities arising from Options which were granted to him and/or Shares issued upon the exercise of Options. For the avoidance of doubt, neither the Company nor the Trustee shall be required to release any share certificate to the Optionee until all payments required to be made by the Optionee have been fully satisfied.

8.3.	The receipt of the Options and the acquisition of the Shares to be issued upon the exercise of the Options may result in tax consequences. THE OPTIONEE IS ADVISED TO CONSULT A TAX ADVISER WITH RESPECT TO THE TAX CONSEQUENCES OF RECEIVING OR EXERCISING THIS OPTION OR DISPOSING OF THE SHARES.

9.	Miscellaneous

9.1.	No Obligation to Exercise Options. The grant and acceptance of these Options imposes no obligation on the Optionee to exercise it.

9.2.	Confidentiality. The Optionee shall regard the information in this Option Agreement and its exhibits attached hereto, as well as any related documents and materials provided to Optionee in connection therewith, as confidential information and the Optionee shall not reveal its contents to anyone except when required by law or for the purpose of gaining legal or tax advice.

9.3.	Data Privacy Notice and Consent. In accepting the Options herein, the Optionee expressly consents to the collection, use and transfer, in electronic or other form, of his personal Data, as described below, by and among Company and its Affiliates and/or Trustee and/or other custodian and/or the applicable tax authorities for the exclusive purpose of implementing, administering and managing Optionee’s participation in the GSOP. In addition, the Optionee acknowledges that Company and/or Affiliates may hold certain personal information concerning the Optionee, including, but not limited to, the Optionee’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in Company and/or Affiliates, details of all Options or any other entitlement to shares awarded, canceled, vested, unvested or outstanding in the Participant’s favor (“Data”), for the purpose of implementing, administering and managing the GSOP; (ii) Data may be transferred to any third parties assisting in the implementation, administration and management of the GSOP, including to third parties outside of the jurisdiction in which the Optionee resides and further transfers thereafter, or elsewhere, and that the third parties’ countries may have different data privacy laws and protections than the Optionee’s country; and (iii) Participant may request a list with the names and addresses of such third parties by contacting the Company. The Optionee further acknowledges that he may refuse or withdraw his consent to the above at no cost by contacting in writing the Company and that such refusal or withdrawal of consent may affect the Optionee’s ability to participate in the GSOP.

9.4.	Continuation of Employment or Service. Neither the GSOP nor this Option Agreement shall impose any obligation on the Company and/or an Affiliate to continue the Optionee’s employment or service and nothing in the GSOP or in this Option Agreement shall confer upon the Optionee any right to continue in the employ or service of the Company and/or an Affiliate or restrict the right of the Company and/or an Affiliate to terminate such employment or service at any time.

9.5.	No other Rights. The Optionee hereby acknowledges that participation in the GSOP is voluntary. The value of the Options is an extraordinary item of compensation outside the scope of the Optionee’s normal employment and compensation rights, if any. As such, the Options are not part of normal or expected compensation for purposes of calculating any payments due to severance, resignation, redundancy, end of service, bonuses, long-service awards, pensions or retirement benefits or similar payments unless specifically and otherwise provided in the plans or agreements governing such compensation. The GSOP is discretionary in nature and may be amended, cancelled, or terminated by the Company, in its sole discretion, at any time. The grant of Options under the GSOP is a one-time benefit and does not create any contractual or other right to receive any other grant of Options or other awards under the GSOP in the future. Future grants, if any, will be at the sole discretion of the Company, including, but not limited to, the timing of the grant, the form of award, number of shares subject to an award, vesting, and exercise or settlement provisions, as relevant.

9.6.	Entire Agreement. Subject to the provisions of the GSOP as may be amended or supplemented from time to time by the Company, to which this Option Agreement is subject, this Option Agreement, together with the exhibits hereto, constitute the entire agreement between the Optionee and the Company with respect to Options granted hereunder, and supersedes all prior agreements, understandings and arrangements, oral or written, between the Optionee and the Company with respect to the subject matter hereof.

9.7.

No Waiver; Severability. The failure of any party to enforce at any time any provisions of this Option Agreement or the GSOP shall in no way be construed to be a waiver of such provision or of any other provision hereof. If one or more of the provisions of this Option Agreement shall be held unenforceable, the enforceability of the remaining provisions shall not be affected; to the extent permissible by law, any provisions which could be deemed null and void shall first be revised retroactively to permit the provisions herein to be interpreted to carry out their intent and the intent of this Option Agreement and the GSOP.

9.8.	Provisions of the GSOP. The Options provided for herein are granted pursuant to the GSOP and said Options and this Option Agreement are in all respects governed by the GSOP and subject to all of the terms and provisions of the GSOP. In the event of a conflict between the provisions of the GSOP and this Option Agreement, the terms and conditions of the GSOP shall prevail. However, this Option Agreement sets out specific terms for the Options, and those terms shall prevail over more general terms in the GSOP on the same issue, if any, or in the event of a conflict between such terms.

9.9.	Binding Effect. The GSOP and this Option Agreement shall be binding upon the heirs, executors, administrators and successors of the parties hereof.

9.10.	Notices. All notices or other communications given or made hereunder shall be in writing and shall be delivered or mailed by registered mail or delivered by email or facsimile with written confirmation of receipt to the Optionee and/or to the Company at the addresses shown on the letterhead above, or at such other place as the Company may designate by written notice to the Optionee. The Optionee is responsible for notifying the Company in writing of any change in the Optionee’s address, and the Company shall be deemed to have complied with any obligation to provide the Optionee with notice by sending such notice to the address indicated on the letterhead above. Notwithstanding the foregoing, to the extent permitted by law, Company may deliver any documents related to the GSOP, this Option Agreement and/or to the Options by electronic means. The Optionee hereby consents to receive such documents by electronic delivery and agrees to participate in the GSOP through an on-line or electronic system established and maintained by Company or another third party designated by Company.

9.11.	Language. If the Optionee has received the terms of this Option Agreement or any other GSOP related documents translated into a language other than English and if the translated version is different than the English version, the English version will control.

9.12.	Counterparts. This Option Agreement may be executed in two or more counterparts, each of which shall he deemed an original and all of which together shall constitute one instrument.

IN WITNESS WHEREOF, the undersigned have executed this Option Agreement as of the date first written above.

FINJAN HOLDINGS, INC.

By:
Name:
Title:

I, the undersigned, hereby acknowledge receipt of a copy of the GSOP and accept the Options subject to all of the terms and provisions thereof. I have reviewed the GSOP and this Option Agreement in its entirety, have had an opportunity to obtain the advice of counsel prior to executing this Option Agreement, and fully understand all provisions of this Option Agreement. I hereby agree to accept as binding, conclusive and final all decisions or interpretations of the Board upon any questions relating to the GSOP and this Option Agreement. I further agree to notify the Company upon any change in the residence address indicated above.

Optionee’s Signature

Attachments:

Exhibit A:	Terms of the Option

Exhibit B:	Investment Representation Statement

EXHIBIT B

TERMS OF THE OPTION

Name of the Optionee:

Date of Grant:

Designation:	Nonstatutory Stock Option

1. Number of Options granted:

2. Purchase Price:

3. Vesting Dates:

Optionee	Company

EXHIBIT C

Investment Representation Statement

OPTIONEE:
COMPANY:	Finjan Holdings, Inc.

SECURITY:
AMOUNT:
DATE:

In connection with the purchase of the above-listed Securities, the undersigned Optionee represents to the Company the following:

(i) Optionee is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Securities. Optionee is acquiring these Securities for investment for Optionee’s own account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act of 1933, as amended (the “Securities Act”).

(ii) Optionee acknowledges and understands that the Securities constitute “restricted securities” under the Securities Act and have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of Optionee’s investment intent as expressed herein. In this connection, Optionee understands that, in the view of the Securities and Exchange Commission, the statutory basis for such exemption may be unavailable if Optionee’s representation was predicated solely upon a present intention to hold these Securities for the minimum capital gains period specified under tax statutes, for a deferred sale, for or until an increase or decrease in the market price of the Securities, or for a period of one year or any other fixed period in the future. Optionee further understands that the Securities must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Optionee further acknowledges and understands that the Company is under no obligation to register the Securities. Optionee understands that the certificate evidencing the Securities will be imprinted with a legend which prohibits the transfer of the Securities unless they are registered or such registration is not required in the opinion of counsel satisfactory to the Company, and any other legend required under applicable state securities laws.

(iii) Optionee is familiar with the provisions of Rule 701 and Rule 144, each promulgated under the Securities Act, which, in substance, permit limited public resale of “restricted securities” acquired, directly or indirectly from the issuer thereof, in a non-public offering subject to the satisfaction of certain conditions. Rule 701 provides that if the issuer qualifies under Rule 701 at the time of the grant of the Option to the Optionee, the exercise will be exempt from registration under the Securities Act. In the event the Company becomes subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, ninety (90) days thereafter (or such longer period as any market stand-off agreement may require) the Securities exempt under Rule 701 may be resold, subject to the satisfaction of certain of the conditions specified by Rule 144, including: (1) the resale being made through a broker in an unsolicited “broker’s transaction” or in transactions directly with a market maker (as said term is defined under the Securities Exchange Act of 1934); and, in the case of an affiliate, (2) the availability of certain public information about the Company, (3) the amount of Securities being sold during any three month period not exceeding the limitations specified in Rule 144(e), and (4) the timely filing of a Form 144, if applicable.

In the event that the Company does not qualify under Rule 701 at the time of grant of the Option, then the Securities may be resold in certain limited circumstances subject to the provisions of Rule 144, which requires the resale to occur not less than one year after the later of the date the Securities were sold by the Company or the date the Securities were sold by an affiliate of the Company, within the meaning of Rule 144; and, in the case of acquisition of the Securities by an affiliate, or by a non-affiliate who subsequently holds the Securities less than two years, the satisfaction of the conditions set forth in sections (1), (2), (3) and (4) of the paragraph immediately above.

(iv) Optionee further understands that in the event all of the applicable requirements of Rule 701 or 144 are not satisfied, registration under the Securities Act, compliance with Regulation A, or some other registration exemption will be required; and that, notwithstanding the fact that Rules 144 and 701 are not exclusive, the Staff of the Securities and Exchange Commission has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rules 144 or 701 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk. Optionee understands that no assurances can be given that any such other registration exemption will be available in such event.

Signature of Optionee:

Date: